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Exhibit 23.5

Consent of Independent Audit Firm

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Registration Statement (No. 333-149899) on Form S-11 of Carey Watermark Investors Incorporated (CWI) of our report dated September 18, 2012 relating to our audits of the carve-out combined financial statements of Lake Arrowhead Resort and Spa (the Hotel), a business acquired from Fulton Village Green Investors, LLC (Owner), as of and for the years ended December 31, 2011 and 2010 which are included in the Form 8-K/A filed by CWI on September 20, 2012. Our report dated September 18, 2012, relating to the carve-out combined financial statements includes an emphasis paragraph relating to an uncertainty as to the Hotel's ability to continue as a going concern and a material subsequent event.

        We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ McGladrey LLP
Chicago, Illinois
November 16, 2012

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  Exhibit 23.5
Consent of Independent Audit Firm